                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                     B.F. SAUL REAL ESTATE INVESTMENT TRUST

         B.F. Saul Real Estate Investment Trust, a Maryland real estate investment trust having its principal office at 8401 Connecticut Avenue, Chevy
Chase, Maryland 20815 (hereinafter, this "Trust"), hereby certifies to the
Department of Assessments and Taxation of the State of Maryland that:

FIRST: This Trust desires to amend and restate its declaration of trust as currently in effect.

SECOND: The provisions of the amended and restated declaration of trust originally made the 31st day of July, 1962, by Earl D. Thompson, of Montgomery
County, Maryland, Francis C. Little, of Washington, D.C., and William P. Benson,
of Montgomery County, Maryland, and amended and restated as of June 21, 1990 and as amended from time to time thereafter, are now further amended and restated in full as follows:

                           SECOND AMENDED AND RESTATED
                             DECLARATION OF TRUST OF
                     B.F. SAUL REAL ESTATE INVESTMENT TRUST
                          Dated as of January 31, 2002

                               * * * * * * * * * *

                                   ARTICLE I

         NAME, PURPOSE AND POWERs OF TRUST, PRINCIPAL PLACE OF BUSINESS
                               AND RESIDENT AGENT

Section 1.1. The name of this Trust shall be B.F. SAUL REAL ESTATE INVESTMENT
TRUST. So far as may be practicable the affairs of the Trust shall be conducted and transacted under that name and the words "this Trust" or "the Trust"
wherever used in this Second Amended and Restated Declaration of Trust
("Declaration of Trust"), except where the context otherwise requires, shall refer to the B.F. Saul Real Estate Investment Trust. All references to the trustees of the Trust (the "Trustees") shall refer to the Trustees as trustees but not personally and shall not refer to the officers, agents or shareholders of this Trust.

Section 1.2. The Trust is a "real estate investment trust" as defined in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland
("Title 8").

Section 1.3. The purpose of the Trust is to engage in any business or activity permitted to be engaged in by a real estate investment trust under Title 8. The
Trust shall have all of the powers granted to a real estate investment trust under Title 8 and all other powers set forth in this Declaration of Trust that are not inconsistent with applicable law and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.

Section 1.4. The principal place of business of this Trust shall be in the State of Maryland or at such other place as the Trustees may from time to time determine. The name and address of the Resident Agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street,
Baltimore, Maryland 21202.

                                   ARTICLE II

                               POWERS OF TRUSTEES

Section 2.1. Subject to any express limitations contained in this Declaration of
Trust or in the By-Laws of the Trust, as such By-Laws may be amended from time to time (the "By-Laws"), (i) the business and affairs of the Trust shall be managed under the direction of the Trustees, (ii) the Trustees shall have full, exclusive and absolute power, control and authority over any and all property of the Trust, and (iii) the Trustees may take any action as they, in their sole judgment and discretion, deem necessary or appropriate to conduct the business and affairs of the Trust. This Declaration of Trust and the By-Laws shall be construed with a presumption in favor of the grant of power and authority to the
Trustees. Any construction of this Declaration of Trust or the By-Laws or determination made in good faith by the Trustees concerning their powers and authority under this Declaration of Trust or the By-Laws shall be conclusive.
The enumeration and definition of particular powers of the Trustees included in this Declaration of Trust or in the By-Laws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustees under the laws of the State of Maryland or any other applicable laws.

Section 2.2. The Trustees, without any action by the shareholders, shall have and may exercise, on behalf of the Trust, without limitation and in their sole discretion, the power to adopt, amend or repeal the By-Laws; to elect officers in the manner prescribed in this Declaration of Trust and in the By-Laws; to solicit proxies from shareholders; and to do any other acts and deliver any other documents necessary or appropriate in connection with the foregoing powers.

Section 2.3. The Trust shall not enter into any transaction or acquire or convey any interest in any property in which any Trustee, advisor of the Trust, officer or employee of the Trust has an interest, directly or indirectly, unless the transaction, acquisition or conveyance has been approved as fair and reasonable to the Trust by a majority of the Trustees who have no interest, directly or indirectly, in the transaction, acquisition or conveyance in question. This provision shall not apply to any transaction between the Trust and a subsidiary of the Trust.

Section 2.4. Notwithstanding anything herein to the contrary, each individual
Trustee may engage in other business activities of the type conducted by the
Trust and is not required to present to the Trust any investment or business opportunities presented to him even though the investment or business opportunities may be within the scope of the Trust's investment or business policies, provided that no Trustee shall be permitted to pursue or take any action with respect to an investment or business opportunity that was identified by or presented to the Trust, unless a majority of the Trustees who have no interest, directly or indirectly, in any such investment or business opportunity approve or ratify such actions by such Trustee.

Section 2.5. Sections 2.3 and 2.4 shall not apply to any employment agreement between the Trust and any officer or employee of the Trust, or the establishment of compensation or benefits for any officer, employee or Trustee, including any bonus or incentive compensation, whether in the form of cash, shares, options or otherwise, or the approval of any benefit, bonus or incentive plan, including any share option, share purchase, restricted share or similar plan.

                                  ARTICLE III

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                              TRUSTEES AND OTHERS;
                                 INDEMNIFICATION

Section 3.1. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other person (the word "person" whenever used in this Declaration of Trust, except where the context otherwise requires, shall be deemed to mean any individual, association, trust, partnership, corporation or other entity) in connection with
Trust property or the affairs of the Trust by reason of being a shareholder. No
Trustee shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of being a Trustee, nor shall any Trustee be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other person, in connection with Trust property or the affairs of the Trust by reason of being a Trustee, save only that arising from his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. All such other persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Trust shall, to the maximum extent permitted by
Maryland law from time to time, indemnify and hold each shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such shareholder may become subject by reason of his being or having been a shareholder, and shall reimburse such shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a shareholder under this Section 3.1 shall not exclude any other right to which such shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a shareholder in any appropriate situation even though not specifically provided herein.

Section 3.2. To the maximum extent that Maryland law in effect from time to time permits the limitation of liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the
Trust or to any shareholder for money damages. Neither the amendment or repeal of this Section 3.2, nor the adoption or amendment of any other provisions of this Declaration of Trust or the By-Laws inconsistent with this Section 3.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees or officers of a Maryland real estate investment trust for money damages, in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the
Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 3.3. To the maximum extent permitted by Maryland law in effect from time to time, the Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify any Trustee, officer or agent of the Trust, or any former Trustee, officer or agent (including among the foregoing, for all purposes of this Article III and without limitation, any individual who, while a Trustee, officer or agent and at the express request of the Trust, serves or has served another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, shareholder, manager, member, partner or trustee of such corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer or agent, except with respect to any matter as to which it shall have been adjudicated that:

(a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

(b) he actually received an improper personal benefit in money, property or services; or

(c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful.

Section 3.4. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by the Trustee, officer or agent or former Trustee, officer or agent made a party to a proceeding by reason of such status, provided that the Trust shall have received a written affirmation of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by this Declaration of Trust and a written undertaking to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. Neither the amendment or repeal of this
Article, nor the adoption of or amendment of any other provision of this
Declaration of Trust or the By-Laws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, that no person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust, and no shareholder shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

Section 3.5. No purchaser, lender, transfer agent or other person dealing with the Trust or any Trustee, officer or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust or by said Trustee, officer or agent or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trust or of said Trustee, officer or agent. Every note, debenture, bond, obligation, contract, instrument, certificate, share or undertaking, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officers or agents of the Trust. The Trustees may, in their sole discretion, maintain insurance for the protection of the Trust property, or any person who is or was a shareholder, Trustee, officer or agent of the Trust (or is or was serving at the request of the Trust as a director, officer, shareholder, manager, member, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Trust would have the power to indemnify such person against such liability under the specified statutory authority or this
Declaration of Trust, in such amount as the Trustees may deem adequate to cover any probable liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 3.6. A Trustee shall be entitled to rely on any information, opinion, certificate, report, statement (including any financial statement or other financial data) or advice prepared or presented by any of the following: (a) one or more officers or employees of the Trust whom the Trustee believes to be reliable and competent in the matters presented; (b) a lawyer, certified public accountant or other person as to matters that a Trustee reasonably believes to be within the person's professional or expert competence; and (c) a committee of the Trustees upon which he does not serve, as to matters within its designated authority, that the Trustee reasonably believes to merit confidence; provided however that the Trustee shall not be considered to be acting in good faith if he has any knowledge concerning the matter in question that would cause his reliance to be unwarranted. A Trustee shall be entitled to rely upon any instrument believed by him to be genuine.

Section 3.7. The omission of language from any document or instrument providing for the limitation on liability of the shareholders, Trustees, officers, employees and agents of the Trust as set forth in this Declaration of Trust or applicable law shall not affect the validity or enforceability of such document or instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

                                   ARTICLE IV

                          SHARES OF BENEFICIAL INTEREST

Section 4.1. The number of transferable units of beneficial interest ("shares")
in this Trust which the Trustees shall have the authority to issue is
100,000,000, which shall consist of 10,000,000 Common Shares ("Common Shares")
having a par value of $1.00 each and 90,000,000 Preferred Shares ("Preferred
Shares") having a par value of $1.00 each. Common Shares and Preferred Shares may be issued for such consideration, not less than the par value thereof, in the case of shares having a par value, as shall be fixed from time to time by the Trustees. Such consideration, as determined by the Trustees, shall be paid in cash or property (tangible or intangible), a promissory note or other obligation for future payment of money, or in labor or services actually performed for the Trust, or in some combination of the foregoing. Upon receipt of the consideration therefor by the Trust, the shares issued in respect of such consideration shall be deemed fully paid and non-assessable. Subject to Section
4.6 hereof, the Trustees may classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, or terms or conditions of the redemption of the shares, without any action by shareholders.

Section 4.2.

(a) The holders of Preferred Shares shall have no right to vote under any circumstances or for any purpose except as provided in Section 4.6 hereof or as may otherwise be specifically required by applicable law. The holder of each
Preferred Share shall be entitled to one (1) vote per share, voting on each matter voted upon by the holders of the Preferred Shares.

(b) The holders of Common Shares shall have the right to vote on all matters described herein as requiring the vote of the shareholders of the Trust for approval or as may otherwise be specifically required by applicable law. The holder of each Common Share shall be entitled to one (1) vote per share, voting on each matter voted upon by the holders of the Common Shares.

(c) Only shareholders of record of Common Shares or Preferred Shares, as determined by applicable provisions of the By-Laws, shall be entitled to vote at any meeting at which matters are to be voted upon by the holders of Common
Shares or Preferred Shares, as the case may be. Fractional shares shall not be entitled to any vote. There shall be no cumulative voting of shares.

(d) Subject to the provisions of any class or series of shares then outstanding and applicable law, the shareholders shall be entitled to vote only the following matters: (i) election of Trustees as provided in Section 6.1 of this
Declaration of Trust and the By-Laws or removal of Trustees as provided in the
By-Laws; (ii) termination, amendment or alteration of the Declaration of Trust as provided in Section 8.1 of this Declaration of Trust; (iii) any matters requiring a shareholder vote under Section 4.6 of this Declaration of Trust; and
(iv) such other matters with respect to which a vote of the shareholders is required by applicable law or the Trustees have adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Trustees.

Section 4.3. The holders of Preferred Shares shall be entitled to receive, in any fiscal year, as and when declared by the Trustees out of any assets legally available therefor, dividends in cash at the rate of $10.50 per share per annum, which shall accrue as provided herein, before any cash dividend is paid on the
Common Shares. Such dividends on the Preferred Shares shall accrue on outstanding Preferred Shares cumulatively, on a daily basis, and may be payable annually or otherwise as the Trustees may from time to time determine. Dividends
(other than dividends payable solely in shares) may be declared and paid upon
Common Shares in any fiscal year of the Trust only if all accrued dividends shall have been paid on or declared and set apart upon all Preferred Shares as hereinabove described; and no further dividends shall be paid to holders of
Preferred Shares in excess of such accrued annual dividend in any fiscal year.

Section 4.4.

(a) At any time on or after the expiration of five years from the date of issuance of the Preferred Shares, the Trust may, at its option, redeem any or all of the Preferred Shares by payment of cash to the holders of the Preferred
Shares at a price per share equal to the Liquidation Value (as hereinafter defined) of each share so redeemed. Notice of redemption shall be given by mail not less than thirty (30) days prior to the date fixed for such redemption to each registered holder of the Preferred Shares at such holder's address appearing on the register maintained by the Trust pursuant to the By-Laws. If
Preferred Shares are redeemed in accordance with the provisions of this Section
4.4, dividends shall cease to accrue on the Preferred Shares redeemed from and after the date of their redemption.

(b) The Trust shall have no right to redeem any or all of the Common Shares, except with respect to Common Shares held by a shareholder, as may be agreed to by the Trust and such shareholder.

Section 4.5. In the event of any liquidation, dissolution or winding up of the
Trust, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Trust to the holders of the Common Shares, by reason of their ownership of such shares, the amount of $100.00 per share for each Preferred Share, adjusted for any combinations, consolidations or stock distributions or stock dividends with respect to such shares and, in addition, an amount equal to all accrued but unpaid dividends on such Preferred Shares
(the "Liquidation Value"). If the assets and funds thus distributed among the holders of the Preferred Shares shall be insufficient to permit the payment to such holders of the full Liquidation Value, then the entire assets and funds of the Trust legally available for distribution shall be distributed among the holders of the Preferred Shares in proportion to the full Liquidation Value each such holder is otherwise entitled to receive. If, upon the distribution of the
Liquidation Value to the holders of the Preferred Shares, assets remain in the
Trust, the remaining assets legally available for distribution, if any, shall be divided ratably among the holders of the Trust's Common Shares. The fair value of the assets or property to be distributed in such event shall be determined in good faith by the Trustees.

Section 4.6. In addition to any other rights provided by law, so long as any
Preferred Shares shall be outstanding, the Trust shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding Preferred Shares (voting together as a class for this purpose):

(a) alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares;

(b) authorize or issue shares of any other class of stock not authorized herein having any preference or priority as to dividends or assets superior to or of a parity with any such preference or priority of the Preferred Shares;

(c) reclassify any Common Shares or any other shares of this Trust other than the Preferred Shares into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Shares; or

(d) subject to the exception provided in the final paragraph of this Section
4.6, authorize or approve any merger or consolidation with or into any other entity (including, without limitation, any business trust, real estate investment trust, corporation, limited liability company or partnership) or any sale of all or substantially all of the assets of the Trust.

Notwithstanding anything to the contrary in this Section 4.6, the Trust shall only be required to obtain the affirmative vote or written consent of the holders of a majority of the then outstanding Preferred Shares in order to authorize or approve any merger or consolidation with or into any other entity or any sale of all or substantially all of the assets of the Trust, if the amount payable in the transaction to the holders of Preferred Shares as determined in good faith by the Trustees of the Trust is less than the
Liquidation Value of their Preferred Shares as of the date of the closing of such transaction.

Section 4.7. The Trustees in their discretion may from time to time without vote of the shareholders issue shares of this Trust, in addition to the then issued and outstanding shares and shares held in the treasury, to such party or parties and for such consideration (subject to Section 4.1) at such time or times, and on such terms as the Trustees may deem best, and shareholders shall have no pre-emptive rights with respect to such issuance. In connection with any issuances of shares, the Trustees may issue fractional shares or may provide for the issue of scrip for fractions of shares and determine the terms of such scrip including, without limitation, the time within which the same must be surrendered for exchange into full shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of each shareholder, provide in lieu of scrip for the adjustment of fractions in cash.

                                   ARTICLE V

                            CHARACTERISTICS OF SHARES

Section 5.1. The shareholders shall have no interest in any Trust property other than the beneficial interest conferred by their shares issued hereunder, and they shall have no right to call for any partition or division of any property, profits, rights or interests.

Section 5.2. The shares issued hereunder shall be personal property giving only the rights in this Declaration of Trust and in the certificates thereof specifically set forth. The death of a shareholder during the continuance of this Trust shall not terminate the Trust nor give his legal representatives a right to an accounting or to take any action in the courts or otherwise against other shareholders or the Trustees or the property of the Trust, but shall simply entitle the legal representatives of the deceased shareholder to demand and receive a new certificate of shares in place of the certificate held by the deceased shareholder in accordance with the By-Laws, and upon the acceptance of which such legal representative shall succeed to all the rights of the deceased shareholder under this Trust.

Section 5.3. The shares issued hereunder and purchased or otherwise acquired by the Trust shall not so long as they belong to the Trust either receive dividends
(except that they shall be entitled to receive dividends payable in shares of the Trust) or be voted at any meeting of the shareholders.

Section 5.4. The Trustees, or any one of them, may, in their individual capacity, purchase and otherwise acquire or sell and otherwise dispose of shares issued hereunder.

                                   ARTICLE VI

                                    TRUSTEES

Section 6.1. The number of Trustees as established pursuant to this Declaration of Trust is currently six, which number may from time to time be increased or decreased in the manner set forth in the By-Laws but shall never be less than the number permitted by applicable law. The names of the currently serving
Trustees are as follows: B. Francis Saul II; B. Francis Saul III; Garland J.
Bloom, Jr.; Gilbert M. Grosvenor; George M. Rogers, Jr.; and John R. Whitmore.
The Trustees shall be divided into three classes, as nearly equal in number as possible. At each annual meeting of the shareholders one class of Trustees shall be elected to hold office for a term of three years and/or until their successors shall have been duly elected and qualified. If the number of Trustees required to approve or take any action is not specified by this Declaration of
Trust, the By-Laws or by applicable law, such action shall require the approval or participation, as applicable, of a majority of Trustees present at any meeting at which a quorum is present.

Section 6.2. The Trustees shall hold office until their successors are duly elected and qualified or their earlier death or resignation, provided, however, that any one or more Trustees may be removed and one or more new Trustees elected or appointed to take the place of each such Trustee so removed as provided in the By-Laws. In the event that any one or more Trustees dies or resigns, one or more new Trustees may be elected or appointed to take the place of each such Trustee as provided in the By-Laws.

Section 6.3. The death, resignation, or removal of any one or more of the
Trustees shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 6.4. All deeds, mortgages, leases or other instruments or writings executed in the name of the Trust by such officers as are authorized in the
By-Laws or otherwise by the Trustees or the Chairman shall be valid and binding upon the Trust.

Section 6.5. The Trustees shall make and submit to the shareholders annually a report upon the operations of the Trust, including a balance sheet, an income statement and a statement of cash flows. The financial statements in the annual report shall be certified by an independent certified public accountant based on the accountant's full examination of the books and records of the Trust in accordance with generally accepted auditing procedure. A copy of such annual report shall be mailed to each shareholder of record prior to the annual meeting of shareholders.

                                  ARTICLE VII

                          DISTRIBUTION TO SHAREHOLDERS

Section 7.1. Subject to the provisions of any Preferred Shares then outstanding, the Trustees shall from time to time distribute ratably among the holders of
Common Shares such proportion of the net profits, surplus (including paid-in surplus), capital or assets held by the Trustees as they may deem proper; and
such distribution may be made in cash, property or shares of the Trust
(including without limitation any type of obligation of the Trust or any assets thereof); but the amount of all distributions and the time of declaration and payment thereof shall be wholly in the discretion of the Trustees, as shall also the determination of what constitutes net profits and surplus, and such distributions may be made even though the paid-in capital of this Trust at the time of any distribution exceeds the net assets of the Trust based either on the market value or the book value.

Section 7.2. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the operations of the Trust.

                                  ARTICLE VIII

                       TERMINATION OR AMENDEMENT OF TRUST

Section 8.1. This Declaration of Trust may be terminated, amended or altered
(except as to the exemption from personal liability of Trustees and shareholders and the prohibition of assessments upon shareholders who hold fully paid and non-assessable shares) by the Trustees, subject to ratification by the vote or written consent of the holders of a majority of the Common Shares then outstanding and entitled to vote at a meeting of shareholders; provided, however, that any amendment that would affect the rights of the holders of
Preferred Shares in the manner specified by Section 4.6 of this Declaration of
Trust must be ratified by the vote or written consent of the holders of the
Preferred Shares then outstanding and entitled to vote at a meeting of shareholders in the manner and by the vote specified by Article IV hereof. In addition, the Trustees may without notice to or the assent of the shareholders, by a two-thirds vote of the Trustees then in office, amend the Declaration of
Trust from time to time to qualify as a real estate investment trust under the
Internal Revenue Code at any time the Trustees determine that it is in the best interests of the Trust to so qualify, and under Title 8. Subject to Section 4.6 of this Declaration of Trust, a majority of the Trustees then in office may, without any action by the shareholders of the Trust, amend this Declaration of
Trust to change the name of the Trust, change the name or other designation or the par value of any class or series of shares of the Trust and the aggregate par value of the shares of the Trust or to increase or decrease the aggregate number of shares, or the number of shares of any class or series, that the Trust has authority to issue; provided that no such change to the name or other designation of a class or series of shares under this Section 8.1 shall change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of the class or series of shares. Upon the termination of the Trust, the Trustees shall sell all the Trust property and, after paying or providing for all outstanding obligations and receiving due security against any possible or contingent liabilities that may arise against them, divide the net proceeds among the shareholders in accordance with the provisions of Section 4.5 hereof. The powers of the Trustees shall continue until the affairs of the Trust have been wound
up.

                                   ARTICLE IX

                         ANNUAL MEETING OF SHAREHOLDERS

         Annual meetings of shareholders shall be held on proper notice after delivery of the annual report as provided in Section 6.5 hereof in Montgomery
County, Maryland, on the last Friday of the fourth month following the close of the Trust's fiscal year (unless such day is a holiday, in which case it shall be held on the next succeeding business day) or on such other day and at such other convenient location as the Chairman or the Trustees may decide.

                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.1. The term "Trustees" as used herein shall mean, where the context admits, such duly elected and qualified Trustees or their successors as shall be at the time acting as Trustees hereunder.

Section 10.2. This Declaration of Trust is executed and delivered in the State of Maryland and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the said laws.

Section 10.3. Any certificates signed by the Secretary or any Assistant
Secretary of the Trust, certifying the number or identity of Trustees or shareholders, or that the execution of any instrument or writing has been duly authorized, or the form of any vote passed at a meeting of Trustees or shareholders, or the fact that the number of Trustees or shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust or applicable law, or the form of any By-Law adopted by or the identity of any officer or agent elected by the Trustees, or the existence or nonexistence of any fact or facts that in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such person.

Section 10.4. If this Declaration of Trust is filed or recorded in any recording office other than in the Department of Assessments and Taxation of the State of
Maryland, anyone dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively upon any certificate of the kind described in Section 10.3 hereof that is signed by the Secretary or any Assistant Secretary of the Trust.

Section 10.5. Whenever any notice is required to be given to any Trustee or shareholder, a waiver thereof in writing, signed by said Trustee or shareholder, whether before or after the time stated in said waiver, shall be deemed equivalent thereto and in full satisfaction of any such notice requirement. This provision shall apply to the extent that a waiver is required by law.

Section 10.6. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more the such provisions (the "Conflicting Provisions") are in conflict with applicable state or federal laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted part of this Declaration of Trust, even without any amendment of this Declaration of Trust pursuant to
Article VIII and without affecting or impairing any of the remaining provisions of this Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. To the extent that the Trustees determine that the Conflicting Provisions must be amended for the Trust to qualify as a real estate investment trust under the Internal Revenue Code, at any time that the Trustees determine that it is in the best interests of the Trust to so qualify, or under Title 8, the Trustees shall amend the Declaration of Trust, without any action of the shareholders of the Trust, in the manner provided by
Section 8.1.

                                   ARTICLE XI

                    CERTAIN LAWS NOT APPLICABLE TO THE TRUST

Section 11.1. Notwithstanding any other provisions of this Declaration of Trust or any contrary provision of law, the Trust will not be governed by Title 3, subtitle 6 of the Maryland General Corporation Law (the "MGCL"), as amended from time to time, entitled "Special Voting Requirements," or any successor statute thereto.

Section 11.2. Notwithstanding any other provision of this Declaration of Trust or any contrary provision of law, the Trust will not be governed by Title 3, subtitle 7 of the MGCL, as amended from time to time, entitled "Voting Rights of
Certain Control Shares," or any successor statute thereto.

Section 11.3. Notwithstanding any other provision of this Declaration of Trust or any contrary provision of law, the Trust will not be governed by Title 3, subtitle 8 of the MGCL, as amended from time to time, entitled "Unsolicited
Takeovers," or any successor statute thereto.

                                  ARTICLE XII

                                DURATION OF TRUST

         The Trust shall continue perpetually (unaffected by any rule against perpetuities) unless terminated pursuant to Section 8.1 of this Declaration of
Trust or pursuant to any provision of applicable law.
Article XIII
                                     FILING

         This Declaration of Trust and any amendment hereto shall be filed in the manner prescribed for real estate investment trusts under Maryland law.

                               * * * * * * * * * *

THIRD: This amendment and restatement of the declaration of trust of the Trust has been approved by a majority of the Trustees and ratified by the shareholders of the Trust as required by law.

FOURTH: This amendment and restatement of the declaration of trust of the Trust has not altered the number of shares authorized to be issued by the Trust.

         IN WITNESS WHEREOF, these Articles of Amendment and Restatement have been signed on this 31st day of January, 2002, by the undersigned Chairman and
Senior Vice President and Secretary, each of whom acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

                                         B. Francis Saul II
                                         ---------------------------------
                                         B. Francis Saul II, Chairman

                                         Philip D. Caraci
                                         ---------------------------------
                                         Philip D. Caraci, Senior Vice President
                                         and Secretary